Exhibit 10.3

MODIFICATION AGREEMENT

This Modification Agreement (“Agreement”) is entered into as of June 26, 2007, between IDO Security Inc., formerly known as “The Medical Exchange Inc.” (the “Company”) and Double U Master Fund, LP (“Holder”). The Company issued to Holder a Secured Promissory Note on February 28, 2007, in the principal amount of $1,134,000 that is due June 28, 2007 (the “Note”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the relevant Holder’s Note.

The Company has requested that the Maturity Date of the Note be extended to August 31, 2007. Holder is willing to amend the Note on the terms and conditions specified below.

NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, Holder and the Company do hereby agree, subject to the execution and delivery of this Agreement by Holders and the Company, as follows:

1.    The Principal Amount of the Note is increased to $1,179,360.

2.    The Maturity Date of the Note as defined by the Note and the Subscription Agreements, pursuant to which Note was issued, shall mean August 31, 2007.

3.    In further consideration of Holder’s execution and delivery of this Agreement, the Company agrees to issue to such Holder an additional warrant (“Additional Warrant”) for the purchase of up to 1,701,000 shares of the Company’s common stock. All other terms and conditions of the Additional Warrant, including without limitation, the per share exercise price and the exercise period, shall be identical to the Warrant issued to Holder on the Issue Date (except that the Issue Date of the Additional Warrant shall be the date hereof). The Additional Warrant reflects the forward stock split (by way of a dividend) that was effected in June 2007. As of the date hereof, the term Warrant (as used in the Subscription Agreement) shall be deemed to include the Additional Warrant.

4.    The Company will also issue to the Holder 315,000 shares of the Company’s common stock. The additional shares reflects the forward stock split (by way of a dividend) that was effected in June 2007.

5.    This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof. A copy of this Agreement annexed to the Note shall be sufficient to reflect the amendment thereto.

6.    Except as specified herein, all terms and conditions of the Notes and all other Transaction Documents (as defined in the Subscription Agreements), as heretofore amended, shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first above written.

COMPANY	HOLDER
IDO SECURITY INC.	DOUBLE U MASTER FUND, LP

__________________________	__________________________
By:	By:
Its:	Its:

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